UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014 (January 23, 2014)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04 Mine Safety – Reporting of Shutdowns and Patterns of Violations.

On January 23, 2014, Bandmill Coal Corporation (“Bandmill”), a subsidiary of Alpha Natural Resources, Inc. (“Alpha”), received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) to the Tower Mountain Mine (the “Mine”), located near Yolyn, West Virginia. The order alleged that a bulldozer was observed pulling a loaded tandem truck using a winch cable, and the order was terminated within minutes, upon the cable’s being removed.
The practice cited by MSHA was conducted by Meridian Communications & Construction, Inc. (“Meridian”) in the course of installing a cell phone tower, pursuant to authorization from a third-party property owner. Meridian is not affiliated with Bandmill or Alpha, Bandmill neither controlled nor directed Meridian’s activities and Bandmill’s employees were located almost a mile away from Meridian’s activities. No injuries occurred as a result of the cited practice, and on January 24, 2014, MSHA modified the order to state that it was issued to Meridian, rather than Bandmill.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

January 24, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary